UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D. C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

December 9, 2005

Date of Report (Date of earliest event reported)

ABBOTT LABORATORIES

(Exact name of registrant as specified in its charter)

Illinois	1-2189	36-0698440
(State or other Jurisdiction	(Commission File Number)	(IRS Employer
of Incorporation)		Identification No.)

100 Abbott Park Road
Abbott Park, Illinois 60064-6400
(Address of principal executive offices)(Zip Code)

Registrant’s telephone number, including area code: (847) 937-6100

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐                      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01                     Entry into a Material Definitive Agreement

On December 9, 2005, Abbott’s board of directors amended both the Abbott Laboratories 401(k) Supplemental Plan and the Abbott Laboratories Supplemental Pension Plan to conform to the requirements of Internal Revenue Code Section 409A and its proposed regulations.  These amendments do not change either the amount of benefits being paid to participants under the plans or the form of funding used with respect to the plans.

Both plans provide for grantor trust funding of a participant’s plan benefits in certain circumstances.  Prior to their amendment, the plans also specified that plan benefits were not distributed to a grantor trust until the participant’s accrued plan benefits reached a particular minimum dollar threshold - $50,000 for the Abbott Laboratories 401(k) Supplemental Plan and $100,000 for the Abbott Laboratories Supplemental Pension Plan.  Pursuant to Internal Revenue Code Section 409A distributions are permitted in limited enumerated circumstances, not including an event such as reaching a minimum threshold amount of accrued benefits.  To conform to the distribution requirements of Internal Revenue Code Section 409A and its proposed regulations, the plans have been amended to eliminate these minimum distribution thresholds.  Vested plan benefits that have not yet reached these thresholds and vested benefits accrued through December 31, 2005, to the extent not previously funded, will be distributed to the participants’ grantor trusts and included by the participants in income in 2005.

The foregoing summary of the amendments is qualified in its entirety by reference to the text of the plans, which are filed as Exhibits 10.1 and 10.2 to this Form 8-K.

Item 9.01                     Financial Statements and Exhibits

Exhibit No.	Exhibit

10.1	Abbott Laboratories 401(k) Supplemental Plan, as amended.

10.2	Abbott Laboratories Supplemental Pension Plan, as amended.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ABBOTT LABORATORIES

Date: December 12, 2005	By:	/s/ Thomas C. Freyman
Thomas C. Freyman
Executive Vice President,
Finance and Chief Financial Officer